FS Credit Income Fund N-CSR

Exhibit (b)

CERTIFICATION OF CEO AND CFO PURSUANT TO
18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Certified Shareholder Report on Form N-CSR of FS Credit Income Fund (the “Fund”) for the period from November 1, 2025 to December 31, 2025, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Form N-CSR”), Michael C. Forman, as Principal Executive Officer of the Fund, and William Goebel, as Principal Financial Officer of the Fund, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

•The Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

•The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: February 26, 2026

/s/ Michael C. Forman
Michael C. Forman
President and Chief Executive Officer (Principal Executive Officer)

/s/ William Goebel
William Goebel
Chief Financial Officer and Treasurer (Principal Financial Officer)